Exhibit 23.02

Consent of Micon International Limited

We consent to the use by Western Goldfields, Inc. in connection with its Registration Statement on Form S-8, and any amendments thereto, of our Feasibility Study on the Mesquite Mine Expansion, Imperial County, California, Report on the Mesquite Mine, dated August 15, 2006, and any amendments thereto, and all information derived from our Feasibility Study on the Mesquite Mine Expansion Report.

MICON INTERNATIONAL LIMITED

By: /s/ Richard Gowans, P.Eng. Richard Gowans, P.Eng., Vice President	Date: October 16, 2006